Exhibit 4.18

                  THIRD REVOLVING NOTE MODIFICATION AGREEMENT
                  -------------------------------------------


         THIS THIRD REVOLVING NOTE MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of November 30, 2000, by and among the following parties (collectively, the "Parties"):

         1.    SOUTHTRUST BANK ("Bank");

         2.    COLOR IMAGING, INC. ("Delaware Color");

         3. LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation;

         4.    COLOR IMAGE, INC. ("Georgia Color"), a Georgia corporation; and

         5.    ALOREX CORP. ("Alorex"), a New York corporation.

         Delaware Color, Logical, Georgia Color and Alorex are hereinafter collectively referred to as "Obligors".


                              BACKGROUND STATEMENT

          1. Obligors are indebted to Bank under a Revolving Loan (the "Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified prior to the date hereof, the "Note") dated as of June 24, 1999, from Georgia Color to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, and Second Revolving Note Modification Agreement dated as of August 30, 2000, and subject to Loan and Security Agreement (as amended and modified, the "Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended by Amendment of Loan Documents dated as of August 30, 2000 and Second Amendment of Loan Documents dated as of the date hereof; and

         2. The Parties desire to amend the Note to extend the maturity date to June 30, 2001.

                                    AGREEMENT

          FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($l0.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

          1.   Recitals; Definitions. The foregoing recitals are true and
               ---------------------
correct and are hereby incorporated herein by this reference. All capitalized terms utilized herein, not defined herein but defined in the Loan Agreement shall have the definitions ascribed thereto in the Loan Agreement.

          2.   Maturity Date. The Note is hereby amended and modified to provide
               -------------
that the Obligors promise to pay the principal sum of the Note in full on June 30, 2001, subject to the terms of the Loan Agreement.

          3.   Ratification. All the terms and conditions of the Note, as
               ------------
amended ratified, affirmed, and approved.


          4.   Modification of Loan Documents. Obligors hereby reaffirm and
               ------------------------------
restate each and every warranty and representation set forth in all Loan Documents, as amended hereby. The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents to the Note shall refer to the Note as herein amended.

          5.   No Novation. This Amendment shall not constitute a novation of
               -----------
the indebtedness evidenced by the Loan Documents. The terms and provisions of the Loan Documents shall remain valid and in full force and effect as hereinabove modified and amended.

          8.   No Waiver or Implication. Nothing herein shall constitute a
               ------------------------
waiver by Bank of any default, whether known or unknown, which may exist under the Note or any other Loan Document. No action, inaction or agreement by Bank, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Bank has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

          9.   No Release of Collateral. This Amendment shall in no way occasion
               ------------------------
a release of any collateral held by Bank as security to or for the Loan or any other Loan from Bank to the Obligors or any thereof, and that all collateral held by Bank as security to or for the Loan shall continue to secure the Loan.

          10.  Successors and Assigns. This Amendment shall be binding upon and
               ----------------------
inure to the benefit of the Parties and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

                      [SIGNATURES COMMENCE ON NEXT PAGE]

                                       -2-


          IN WITNESS WHEREOF, this Amendment has been duly executed under seal by the Parties, as of the day and year first above written.

                                    OBLIGORS:

                                   COLOR IMAGING, INC., a Delaware corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Printed Name: Sueling Wang, President
                                                -------------------------------

                                   Attest: Ann Shieh
                                          -------------------------------------
                                   Its:    Asst. Secretary
                                       ----------------------------------------

                                             [CORPORATE SEAL]


                                   LOGICAL IMAGING SOLUTIONS, INC., a California corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Printed Name: Sueling Wang, President
                                                -------------------------------

                                   Attest: Ann Shieh
                                          -------------------------------------
                                   Its:    Asst. Secretary
                                       ----------------------------------------

                                             [CORPORATE SEAL]


                                   COLOR IMAGE, INC., a Georgia corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Its: President, Sueling Wang
                                       ----------------------------------------

                                   Attest: Ann Shieh
                                          -------------------------------------
                                   Its: Asst. Secretary
                                       ----------------------------------------

                                          [CORPORATE SEAL]


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                       -3-


                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                        ALOREX CORP., a New York corporation

                                        By: /s/ Sueling Wang
                                           -------------------------------------
                                        Printed Name: Sueling Wang, President
                                                     ---------------------------


                                        Attest: Ann Shieh
                                               ---------------------------------
                                        Its:    Asst. Secretary
                                            ------------------------------------

                                                   [CORPORATE SEAL]

                                      BANK:

                                        SOUTHTRUST BANK

                                        By:  /s/ Mark T. Johnson
                                            ------------------------------------
                                        Its: Vice President
                                            ------------------------------------

                                                    [BANK SEAL]

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